Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Hut 8 Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock	Rules 457(f)(2)	44,231,514	(1)	N/A	$89,880,000.00	(2)	$110.20 per $1,000,000	$9,904.78
Fees Previously Paid
	Total Offering Amounts						$89,880,000.00			$9,904.78
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$9,904.78

(1)	Represents the estimated maximum number of shares of common stock, par value $0.01 per share (the “New Hut common stock”), of Hut 8. Corp. (“New Hut”) estimated to be issuable pursuant to the merger (the “Merger”) described in the enclosed prospectus. The estimated maximum number of shares of New Hut common stock is based on the product of (a) 64,314,000, which is the sum of: (i) 7,824,000 Series A preferred stock of U.S. Data Mining Group, Inc. (“USBTC”), $0.00001 par value per share (“Series A Preferred”), (ii) 10,000,000 Series B preferred stock of USBTC, $0.00001 par value per share (“Series B Preferred”), (iii) 793,250 Series B-1 preferred stock of USBTC, $0.00001 par value per share (“Series B-1 Preferred”) and (iv) 45,696,750 common stock of USBTC, $0.00001 par value per share (“USBTC common stock”) outstanding as of February 12, 2023, multiplied by (b) 0.6716, which is the exchange ratio for holders of USBTC Series A Preferred, Series B Preferred, Series B-1 Preferred and USBTC common stock under the Business Combination Agreement, dated February 6, 2023, by and among Hut 8 Mining Corp., USBTC and New Hut.

(2)	Estimate solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. USBTC is a private company and no market exists for its securities. Therefore, the proposed maximum aggregate offering price is the book value of USBTC’s securities calculated as of September 30, 2022, which is the last practicable date before the filing of this registration statement in accordance with Rule 457(f)(2).